Exhibit 99.1

Trupanion Reports Strong Third Quarter 2025 Results and Secures New Credit Facility
SEATTLE, WA. November 6, 2025 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the third quarter ended September 30, 2025.

“We delivered record quarterly profitability while accelerating subscription pet growth for the third consecutive quarter,” said Margi Tooth, Chief Executive Officer and President of Trupanion. “With a strong financial foundation, we have the flexibility to invest where it matters most - driving sustainable growth and expanding access to care. Our disciplined model continues to generate meaningful cash flow, positioning us to build on this momentum in the quarters ahead.”

Third Quarter 2025 Financial and Business Highlights
•Total revenue was $366.9 million, an increase of 12% compared to the third quarter of 2024.
•Total enrolled pets (including pets from our other business segment) was 1,654,414 at September 30, 2025, a decrease of 2% over September 30, 2024.
•Subscription business revenue was $252.7 million, an increase of 15% compared to the third quarter of 2024.
•Subscription enrolled pets was 1,082,412 at September 30, 2025, an increase of 5% over September 30, 2024.
•Net income was $5.9 million, or $0.14 per basic and $0.13 per diluted share, compared to net income of $1.4 million, or $0.03 per basic and diluted share, in the third quarter of 2024.
•Adjusted EBITDA was $19.6 million, compared to adjusted EBITDA of $14.5 million in the third quarter of 2024.
•Operating cash flow was $29.2 million and free cash flow was $23.9 million in the third quarter of 2025. This compared to operating cash flow of $15.3 million and free cash flow of $13.4 million in the third quarter of 2024.

First Nine Months 2025 Financial and Business Highlights
•Total revenue was $1,062.5 million, an increase of 12% compared to the first nine months of 2024.
•Subscription business revenue was $727.9 million, an increase of 16% compared to the first nine months of 2024.
•Net income was $13.8 million, or $0.32 per basic and per diluted share, compared to net loss of $(11.3) million, or $(0.27) per basic and diluted share, in the first nine months of 2024.
•Adjusted EBITDA was $48.4 million, compared to adjusted EBITDA of $26.7 million in the first nine months of 2024.
•Operating cash flow was $60.2 million and free cash flow was $50.0 million in the first nine months of 2025. This compared to operating cash flow of $24.6 million and free cash flow of $16.7 million in the first nine months of 2024.
•At September 30, 2025, the Company held $348.5 million in cash and short-term investments, including $58.5 million held outside the insurance entities, with an additional $15.0 million available under its credit facility.

New Credit Facility with PNC Bank
Trupanion announced today the successful completion of a debt transaction that further enhances the company’s financial flexibility and long-term growth capacity. As part of this transaction, Trupanion entered into a new credit agreement with PNC Bank, N.A., a member of the PNC Financial Services Group, Inc. (NYSE: PNC), one of the largest diversified financial services institutions in the United States. The new three-year $120 million credit facility was used to repay the prior credit facility and has a lower interest rate, which provides additional savings to support Trupanion’s strategic initiatives and operational investments.

“This new lower-cost credit facility, established with a trusted financial institution like PNC Bank, marks another important step in strengthening our capital structure,” said Fawwad Qureshi, Chief Financial Officer of Trupanion. “It provides us with greater flexibility to allocate capital toward opportunities that drive long-term shareholder value. This transaction reflects the progress we’ve made in strengthening our balance sheet over the last two years and positions us well for continued investment in sustainable growth.”

The transaction underscores Trupanion’s ongoing commitment to prudent financial management as the company continues to expand its reach across North America and beyond, helping more pets gain access to high-quality medical care when they need it most.

Conference Call
Trupanion’s management will host a conference call today to review its third quarter 2025 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-844-676-1342 (United States) or 1-412-634-6683 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10203296.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, and certain countries in Continental Europe with over 1,000,000 pets currently enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet parents with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company or ZPIC Insurance Company and, in Canada, by Accelerant Insurance Company of Canada or GPIC Insurance Company. Policies are sold and administered in Canada by Canada Pet Health Insurance Services, Inc. dba Trupanion 309-1277 Lynn Valley Road, North Vancouver, BC V7J 0A2 and in the United States by Trupanion Managers USA, Inc. (CA license No. 0G22803, NPN 9588590). Canada Pet Health Insurance Services, Inc. is a registered damage insurance agency and claims adjuster in Quebec #603927. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to generate sufficient cash flows to repay or otherwise comply with requirements of our outstanding debt; our ability to implement and maintain effective controls, including to remediate material weaknesses in internal controls over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; our ability to successfully finalize the transition of policies from Accelerant to our wholly owned subsidiary, GPIC; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; our ability to retain key personnel; and deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(unaudited)
Revenue:
Subscription business	$252,697	$218,986	$727,917	$628,738
Other business	114,223	108,470	334,535	319,639
Total revenue	366,920	327,456	1,062,452	948,377
Cost of revenue:
Subscription business	200,766	177,365	586,098	525,237
Other business	106,100	100,712	310,370	297,265
Total cost of revenue(1), (2)	306,866	278,077	896,468	822,502
Operating expenses:
Technology and development(1)	9,887	7,933	26,545	23,083
General and administrative(1)	18,311	16,977	58,325	46,903
New pet acquisition expense(1)	21,946	18,308	62,305	53,025
Depreciation and amortization	4,051	4,381	11,804	12,542
Total operating expenses	54,195	47,599	158,979	135,553
Loss from investment in joint venture	—	(34)	(305)	(184)
Operating income (loss)	5,859	1,746	6,700	(9,862)
Interest expense	2,790	3,820	9,683	11,071
Other (income), net	(3,530)	(3,538)	(18,684)	(9,601)
Income (loss) before income taxes	6,599	1,464	15,701	(11,332)
Income tax (benefit) expense	726	39	1,898	(43)
Net income (loss)	$5,873	$1,425	$13,803	$(11,289)

Net income (loss) per share:
Basic	$0.14	$0.03	$0.32	$(0.27)
Diluted	$0.13	$0.03	$0.32	$(0.27)
Weighted average shares of common stock outstanding:
Basic	43,076,695	42,233,903	42,849,769	42,076,998
Diluted	43,562,132	42,822,505	43,550,326	42,076,998

(1)Includes stock-based compensation expense as follows:	Three Months Ended September 30,		Nine Months Ended September 30,

	2025	2024	2025	2024
Veterinary invoice expense	$677	$847	$2,221	$2,625
Other cost of revenue	585	554	1,679	1,561
Technology and development	1,705	1,259	4,326	3,774
General and administrative	4,971	4,125	14,546	11,435
New pet acquisition expense	1,561	1,555	6,013	5,743
Total stock-based compensation expense	$9,499	$8,340	$28,785	$25,138

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Veterinary invoice expense	$263,127	$238,814	$766,157	$703,485
Other cost of revenue	43,739	39,263	130,311	119,017
Total cost of revenue	$306,866	$278,077	$896,468	$822,502

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$154,773	$160,295
Short-term investments	193,761	147,089
Accounts and other receivables, net of allowance for credit losses of $1,595 at September 30, 2025 and $1,117 at December 31, 2024	302,534	274,031
Prepaid expenses and other assets	16,963	15,912
Total current assets	668,031	597,327
Restricted cash	34,136	39,235
Long-term investments	981	373
Property, equipment, and internal-use software, net	104,683	102,191
Intangible assets, net	24,772	13,177
Other long-term assets	7,186	17,579
Goodwill	40,384	36,971
Total assets	$880,173	$806,853
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,760	$11,532
Accrued liabilities and other current liabilities	43,577	33,469
Reserve for veterinary invoices	53,972	51,635
Deferred revenue	279,713	251,640
Long-term debt - current portion	750	1,350
Total current liabilities	390,772	349,626
Long-term debt	113,790	127,537
Deferred tax liabilities	2,252	1,946
Other liabilities	4,797	4,476
Total liabilities	511,611	483,585
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 44,220,625 and 43,192,339 issued and outstanding at September 30, 2025; 43,516,631 and 42,488,445 shares issued and outstanding at December 31, 2024	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	595,802	568,302
Accumulated other comprehensive income (loss)	1,379	(2,612)
Accumulated deficit	(212,085)	(225,888)
Treasury stock, at cost: 1,028,186 shares at September 30, 2025 and December 31, 2024	(16,534)	(16,534)
Total stockholders’ equity	368,562	323,268
Total liabilities and stockholders’ equity	$880,173	$806,853

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(unaudited)
Operating activities
Net income (loss)	$5,873	$1,425	$13,803	$(11,289)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	4,051	4,381	11,804	12,542
Stock-based compensation expense	9,499	8,341	28,785	25,138
Realized gain on nonmonetary exchange of preferred stock investment	—	—	(7,783)	—
Other, net	215	(136)	1,164	(453)
Changes in operating assets and liabilities:
Accounts and other receivables	(9,912)	(3,794)	(27,927)	(22,020)
Prepaid expenses and other assets	44	101	(540)	2,398
Accounts payable, accrued liabilities, and other liabilities	10,026	1,377	11,017	(350)
Reserve for veterinary invoices	1,538	(3,934)	2,235	(6,469)
Deferred revenue	7,904	7,535	27,668	25,088
Net cash provided by operating activities	29,238	15,296	60,226	24,585
Investing activities
Purchases of investment securities	(41,020)	(26,125)	(183,021)	(107,375)
Maturities and sales of investment securities	43,563	26,089	137,827	81,767
Purchases of property, equipment, and internal-use software	(5,302)	(1,914)	(10,206)	(7,858)
Other	437	490	1,639	1,552
Net cash used in investing activities	(2,322)	(1,460)	(53,761)	(31,914)
Financing activities
Repayment of debt financing	(188)	(338)	(15,713)	(1,013)
Proceeds from exercise of stock options	80	258	1,407	729
Shares withheld to satisfy tax withholding	(1,179)	(802)	(2,867)	(1,390)
Other	(154)	(157)	(614)	(609)
Net cash used in financing activities	(1,441)	(1,039)	(17,787)	(2,283)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(1,037)	481	701	19
Net change in cash, cash equivalents, and restricted cash	24,438	13,278	(10,621)	(9,593)
Cash, cash equivalents, and restricted cash at beginning of period	164,471	147,593	199,530	170,464
Cash, cash equivalents, and restricted cash at end of period	$188,909	$160,871	$188,909	$160,871

The following tables set forth our key operating metrics.

	Nine Months Ended September 30,
	2025	2024
Total Business:
Total pets enrolled (at period end)	1,654,414	1,688,903
Subscription Business:
Total subscription pets enrolled (at period end)	1,082,412	1,032,042
Monthly average revenue per pet	$79.84	$71.94
Average pet acquisition cost (PAC)	$278	$227
Average monthly retention	98.33%	98.29%

	Three Months Ended
	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Total Business:
Total pets enrolled (at period end)	1,654,414	1,660,455	1,667,637	1,677,570	1,688,903	1,699,643	1,708,017	1,714,473
Subscription Business:
Total subscription pets enrolled (at period end)	1,082,412	1,066,354	1,052,845	1,041,212	1,032,042	1,020,934	1,006,168	991,426
Monthly average revenue per pet	$82.01	$79.93	$77.53	$76.02	$74.27	$71.72	$69.79	$67.07
Average pet acquisition cost (PAC)	$290	$276	$267	$261	$243	$231	$207	$217
Average monthly retention	98.33%	98.29%	98.28%	98.25%	98.29%	98.34%	98.41%	98.49%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$29,238	$15,296	$60,226	$24,585
Purchases of property, equipment, and internal-use software	(5,302)	(1,914)	(10,206)	(7,858)
Free cash flow	$23,936	$13,382	$50,020	$16,727

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Veterinary invoice expense	$263,127	$238,814	$766,157	$703,485
Less:
Stock-based compensation expense(1)	(666)	(830)	(2,188)	(2,535)
Other business cost of paying veterinary invoices(2)	(85,394)	(82,507)	(247,369)	(239,342)
Subscription cost of paying veterinary invoices (non-GAAP)	$177,067	$155,477	$516,600	$461,608
% of subscription revenue	70.1%	71.0%	71.0%	73.4%

Other cost of revenue	$43,739	$39,263	$130,311	$119,017
Less:
Stock-based compensation expense(1)	(579)	(536)	(1,661)	(1,479)
Other business variable expenses(2)	(20,702)	(18,126)	(62,969)	(57,713)
Subscription variable expenses (non-GAAP)	$22,458	$20,601	$65,681	$59,825
% of subscription revenue	8.9%	9.4%	9.0%	9.5%

Technology and development expense	$9,887	$7,933	$26,545	$23,083
General and administrative expense	18,311	16,977	58,325	46,903
Less:
Stock-based compensation expense(1)	(6,551)	(5,258)	(18,340)	(14,465)
Development expenses(3)	(1,199)	(1,474)	(3,551)	(4,307)
Fixed expenses (non-GAAP)	$20,448	$18,178	$62,979	$51,214
% of total revenue	5.6%	5.6%	5.9%	5.4%

New pet acquisition expense	$21,946	$18,308	$62,305	$53,025
Less:
Stock-based compensation expense(1)	(1,527)	(1,503)	(5,916)	(5,426)
Other business pet acquisition expense(2)	(5)	(8)	(82)	(31)
Subscription acquisition cost (non-GAAP)	$20,414	$16,797	$56,307	$47,568
% of subscription revenue	8.1%	7.7%	7.7%	7.6%
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million and $0.7 million for the three and nine months ended September 30, 2025, respectively.
(2) Excludes the portion of stock-based compensation expense attributable to the other business segment
(3) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating income (loss)	$5,859	$1,746	$6,700	$(9,862)
Non-GAAP expense adjustments
Acquisition cost	20,419	16,805	56,389	47,599
Stock-based compensation expense(1)	9,323	8,127	28,105	23,905
Development expenses(2)	1,199	1,474	3,551	4,307
Depreciation and amortization	4,051	4,381	11,804	12,542
Loss from investment in joint venture	—	(34)	(305)	(184)
Total adjusted operating income (non-GAAP)	$40,851	$32,567	$106,854	$78,675

Subscription Business:
Subscription operating income (loss)	$7,826	$3,824	$13,410	$(4,109)
Non-GAAP expense adjustments
Acquisition cost	20,414	16,797	56,307	47,568
Stock-based compensation expense(1)	7,234	6,215	22,250	18,723
Development expenses(2)	826	986	2,433	2,855
Depreciation and amortization	2,790	2,929	8,087	8,315
Subscription adjusted operating income (non-GAAP)	$39,090	$30,751	$102,487	$73,352

Other Business:
Other business operating loss	$(1,967)	$(2,044)	$(6,405)	$(5,569)
Non-GAAP expense adjustments
Acquisition cost	5	8	82	31
Stock-based compensation expense(1)	2,089	1,912	5,855	5,182
Development expenses(2)	373	488	1,118	1,452
Depreciation and amortization	1,261	1,452	3,717	4,227
Other business adjusted operating income (non-GAAP)	$1,761	$1,816	$4,367	$5,323
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million and $0.7 million for the three and nine months ended September 30, 2025, respectively.

(2) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,

	2025	2024	2025	2024
Subscription revenue	$252,697	$218,986	$727,917	$628,738
Subscription cost of paying veterinary invoices	177,067	155,477	516,600	461,608
Subscription variable expenses	22,458	20,601	65,681	59,825
Subscription fixed expenses*	14,082	12,157	43,149	33,953
Subscription adjusted operating income (non-GAAP)	$39,090	$30,751	$102,487	$73,352

Other business revenue	$114,223	108,470	$334,535	$319,639
Other business cost of paying veterinary invoices	85,394	82,507	247,369	239,342
Other business variable expenses	20,702	18,126	62,969	57,713
Other business fixed expenses*	6,366	6,021	19,830	17,261
Other business adjusted operating income (non-GAAP)	$1,761	$1,816	$4,367	$5,323

Revenue	$366,920	$327,456	$1,062,452	$948,377
Cost of paying veterinary invoices	262,461	237,984	763,969	700,950
Variable expenses	43,160	38,727	128,650	117,538
Fixed expenses*	20,448	18,178	62,979	51,214
Total business adjusted operating income (non-GAAP)	$40,851	$32,567	$106,854	$78,675

As a percentage of revenue:	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Subscription revenue	100.0%	100.0%	100.0%	100.0%
Subscription cost of paying veterinary invoices	70.1%	71.0%	71.0%	73.4%
Subscription variable expenses	8.9%	9.4%	9.0%	9.5%
Subscription fixed expenses*	5.6%	5.6%	5.9%	5.4%
Subscription adjusted operating income (non-GAAP)	15.5%	14.0%	14.1%	11.7%

Other business revenue	100.0%	100.0%	100.0%	100.0%
Other business cost of paying veterinary invoices	74.8%	76.1%	73.9%	74.9%
Other business variable expenses	18.1%	16.7%	18.8%	18.1%
Other business fixed expenses*	5.6%	5.6%	5.9%	5.4%
Other business adjusted operating income (non-GAAP)	1.5%	1.7%	1.3%	1.7%

Revenue	100.0%	100.0%	100.0%	100.0%
Cost of paying veterinary invoices	71.5%	72.7%	71.9%	73.9%
Variable expenses	11.8%	11.8%	12.1%	12.4%
Fixed expenses*	5.6%	5.6%	5.9%	5.4%
Total business adjusted operating income (non-GAAP)	11.1%	9.9%	10.1%	8.3%

*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, and gain (loss) from investment in joint venture. Non-cash items, such as stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because we do not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net income (loss) (in thousands):

	Nine Months Ended September 30,
	2025	2024
Net income (loss)	$13,803	$(11,289)
Excluding:
Stock-based compensation expense(1)	28,105	23,906
Depreciation and amortization expense	11,804	12,542
Interest income	(9,141)	(9,412)
Interest expense	9,683	11,071
Income tax (benefit) expense	1,898	(43)
Loss from equity method investment	—	(33)
Realized gain on nonmonetary exchange of preferred stock investment	(7,783)	—
Adjusted EBITDA	$48,369	$26,742

	Three Months Ended
	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Net income (loss)	$5,873	$9,413	$(1,483)	$1,656	$1,425	$(5,862)	$(6,852)	$(2,163)
Excluding:
Stock-based compensation expense(1)	9,323	9,268	9,514	8,036	8,127	8,381	7,398	6,636
Depreciation and amortization expense	4,051	3,962	3,791	3,924	4,381	4,376	3,785	3,029
Interest income	(3,201)	(3,105)	(2,835)	(2,999)	(3,232)	(3,135)	(3,045)	(2,842)
Interest expense	2,790	3,682	3,211	3,427	3,820	3,655	3,596	3,697
Income tax (benefit) expense	726	1,133	39	38	39	(44)	(38)	130
Goodwill impairment charges	—	—	—	5,299	—	—	—	—
Loss from equity method investment	—	—	—	—	(33)	—	—	—
Realized gain on nonmonetary exchange of preferred stock investment	—	(7,783)	—	—	—	—	—	—
Adjusted EBITDA	$19,562	$16,570	$12,237	$19,381	$14,527	$7,371	$4,844	$8,487
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million and $0.7 million for the three and nine months ended September 30, 2025, respectively.

Contacts:

Investors:
Laura Bainbridge, Senior Vice President, Corporate Communications
Gil Melchior, Director, Investor Relations
Investor.Relations@trupanion.com